UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 21, 2008

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana	46032-1404

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

(e) On January 21, 2008, the Compensation Committee of the Registrant’s Board of Directors approved the 2008 Executive Bonus Parameters (the “2008 Executive Bonus Parameters”) for participation by the Registrant’s executives. Bonuses payable to participants will be paid in cash and based on a formula that takes into account the Registrant’s ability to achieve specified targets in 2008 in each of four performance categories, each weighted equally:

•	The Registrant's earnings per share in 2008.

•

The percentage increase in total student enrollment at the Registrant's institutes as of December 31, 2008 compared to the total student enrollment at the Registrant's institutes as of December 31, 2007.

•	The Registrant's Free Cash Flow in 2008. Free Cash Flow is defined as the Registrant's net cash flows from operating activities, less:

•	capital expenditures, net (excluding facility purchases); and

•	any change in restricted cash.

•

The percentage of Employable Graduates (as defined below) from the Registrant's institutes' programs of study in the third and fourth calendar quarters of 2007 and first and second calendar quarters of 2008 who either obtain employment by December 31, 2008, or are already employed, in positions that require the direct or indirect use of skills taught in their programs of study. Employable Graduates include all of the graduates from the Registrant's institutes, except for those graduates who:

•	have been admitted into other programs of study at postsecondary educational institutions that are scheduled to begin within one academic year following their graduation;

•	possessed visas that did not permit them to work in the United States following their graduation;

•	were personally suffering from a health condition that prevented them from working;

•	were actively engaged in U.S. military service; or

•	moved out of the Continental United States with a spouse or parent who was actively engaged in U.S. military service.

The 2008 Executive Bonus Parameters establish for each participant a standard bonus target percentage of annualized base salary as of December 31, 2008, ranging from 10% to 100%, with the percentage depending on the participant's position. The following table sets forth the standard bonus target percentage of annualized base salary as of December 31, 2008 for each of the Registrant's named executive officers under the 2008 Executive Bonus Parameters. The named executive officers are those executive officers of the Registrant who will be included as such in the Proxy Statement for the Registrant’s 2008 Annual Meeting of Shareholders. This Form 8-K, however, does not include compensation information for Rene R. Champagne, because none of the disclosures are applicable to him due to his stepping down from the Chief Executive Officer position on April 1, 2007 and his retirement from the Registrant on January 31, 2008.

Named Executive Officer	2008 Standard Bonus Target Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	60%
Clark D. Elwood	55%
Eugene W. Feichtner	55%
Glenn E. Tanner	45%

The maximum bonus percentage under the 2008 Executive Bonus Parameters ranges from 25% to 200% of the standard bonus target percentage of annualized base salary as of December 31, 2008 and is based on the weighted average performance points associated with the actual results achieved with respect to each performance category. To determine the weighted average performance points, the sum of the performance points associated with the actual performance in the four performance categories will be divided by four. The following table sets forth the maximum bonus percentage associated with each range of weighted average performance points under the 2008 Executive Bonus Parameters.

Weighted Average Performance Points	Maximum Bonus Percentage
4.76 – 5.00	200.0%
4.51 – 4.75	187.5%
4.26 – 4.50	175.0%
4.01 – 4.25	162.5%
3.76 – 4.00	150.0%
3.51 – 3.75	137.5%
3.26 – 3.50	125.0%
3.01 – 3.25	112.5%
2.76 – 3.00	100.0%
2.51 – 2.75	87.5%
2.26 – 2.50	75.0%
2.01 – 2.25	62.5%
1.76 – 2.00	50.0%
1.51 – 1.75	41.7%
1.26 – 1.50	33.3%
1.00 – 1.25	25.0%

The annual bonus parameters are typically based on the Registrant’s primary financial and operating goals for the ensuing year. The Compensation Committee of the Registrant’s Board of Directors may, in its sole discretion, modify the bonus parameters at any time prior to the payment of the annual bonus amounts under the parameters. While the bonus parameters reflect the Registrant’s financial and operating goals, as opposed to the individual executive’s performance goals, achievement of the Registrant’s financial and operating goals depends on, and is affected by, each executive’s performance with respect to his or her individual goals. A participant’s bonus may be more or less than the participant’s potential award as calculated under the formula. A participant’s actual bonus is based on a discretionary assessment of the participant’s individual performance and contribution toward achieving the specified targets in the four performance categories that is made by the Compensation Committee upon the recommendation of the Registrant’s Chief Executive Officer, except for the Chief Executive Officer’s bonus, which is made by the Committee without a recommendation from the Chief Executive Officer. The total amount available for the payment of bonuses for each year is capped at an amount equal to the cumulative sum of the products of each participant’s bonus percentage multiplied by each participant’s annualized base salary as of the end of the year.

On January 21, 2008, the Compensation Committee of the Registrant's Board of Directors approved the payment of a 2007 annual bonus award in cash to each of the Registrant's named executive officers, as follows:

Named Executive Officer	2007 Annual Bonus Amount
Kevin M. Modany	$995,039
Daniel M. Fitzpatrick	$296,213
Clark D. Elwood	$268,228
Eugene W. Feichtner	$237,188
Glenn E. Tanner	$144,872

On January 21, 2008, the Compensation Committee of the Registrant’s Board of Directors authorized a salary increase for the Registrant's named executive officers effective March 31, 2008. The following table sets forth the 2008 base salary information for each of the Registrant's named executive officers as of March 31, 2008.

Named Executive Officer	2008 Salary
Kevin M. Modany	$675,000
Daniel M. Fitzpatrick	$285,000
Clark D. Elwood	$280,000
Eugene W. Feichtner	$245,000
Glenn E. Tanner	$185,000

On January 21, 2008, the Compensation Committee of the Registrant’s Board of Directors also approved the following executive perquisites in 2008 for the Registrant’s named executive officers:

•	for Mr. Modany, the use of a company car;

•	for Mr. Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of March 31, 2008;

•	for Messrs. Fitzpatrick, Elwood, Feichtner and Tanner, an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of March 31, 2008; and

•	for each of the Named Executive Officers:

•	tickets to sporting, theater and other events;

•	enhanced disability benefits; and

•	an annual physical examination.

The aggregate incremental cost to the Registrant in 2008 for providing all of the 2008 perquisites described above is not expected to exceed $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008

ITT Educational Services, Inc.

By: /s/ Christine G. Long
Name: Christine G. Long
Title: Vice President, Assistant General

Counsel and Assistant Secretary

-6-